Exhibit 10.1

AGREEMENT AND RELEASE OF ALL CLAIMS

This Agreement and Release of All Claims (“Agreement”) is entered into by and between Federal Home Loan Bank of Atlanta, a corporation organized under the laws of the United States, with its principal office and place of business in Atlanta, Georgia (hereinafter “Bank”), and Raymond R. Christman (hereinafter “Employee”), the parties to this Agreement.

WITNESSETH:

WHEREAS, the parties desire to enter into a written agreement embodying their mutual understandings and promises concerning the terms and conditions of Employee’s termination of employment;

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants set forth below, the parties agree as follows:

1. Separation from Employment. The parties agree that, effective January 31, 2007 (the “Termination Date”), Employee’s employment with the Bank is terminated such that Employee no longer serves in any employment capacity for the Bank. Except as specifically provided herein, Employee’s rights and benefits as an employee of the Bank cease effective on January 31, 2007. Employee shall be paid all wages and compensation due through January 31, 2007, as an employee of the Bank and all unused annual leave accrued through that date. Payment of these amounts will be made on or about the payroll date for the next regularly scheduled pay period.

2. Severance Pay and Benefits. In consideration of past service to the Bank, the release and covenant not to sue contained in this Agreement, and the other promises and covenants contained herein, the Bank agrees to pay Employee severance pay of Seven Hundred

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Thirty Thousand Dollars ($730,000), less withholding for taxes and other deductions required by local, state or federal law. This amount will be paid in four (4) installments of $182,500 less withholding for taxes and other deductions required by local, state or federal law. A check for the first installment of severance pay shall be mailed to Employee no later than fifteen (15) days after the Bank receives this Agreement executed by Employee. The subsequent three (3) installments shall be made on or about the fifteenth (15th) of the third, sixth and ninth month following the month in which the first payment is made. In addition, if Employee properly elects to continue Employee’s current health insurance coverage under COBRA and remains eligible for such coverage, the Bank agrees to reimburse or pay the COBRA premium actually incurred for the period beginning February 1, 2007, and ending July 31, 2008, or such earlier date as Employee becomes ineligible for COBRA continuation coverage or otherwise ceases eligibility or coverage. Employee hereby agrees to notify Cathy C. Adams, Senior Vice President, Director of Human Resources, at the Bank immediately if he becomes eligible for health insurance through another employer or otherwise becomes ineligible for COBRA continuation of Bank group health insurance. The Bank will also provide Employee career transition services selected at its reasonable discretion through a bona fide outplacement or career management consulting firm acceptable to the Bank in its reasonable discretion, provided however, that (a) Employee must initiate such services within ninety (90) days after the date that Employee signs and returns this Agreement; and (b) the Bank will pay the firm providing such services an amount not to exceed $20,000.00.

3. Entire Amount Due. The foregoing payments constitute the entire amount of money due and payable to Employee under this Agreement. Employee agrees not to seek any further compensation or relief for any claim, damage, cost, or attorney’s fees in connection with

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the matters encompassed by this Agreement. Employee acknowledges that Employee would not otherwise be entitled to the foregoing severance pay and that said severance pay is only available as part of this Agreement.

4. General Release and Waiver of Claims. In consideration of the severance payments and promises and covenants of the Bank contained herein, Employee hereby fully and forever releases, waives, discharges and acquits the Bank (including its officers, directors, employees, attorneys, agents, successors and assigns) of, and, except to the extent prohibited by applicable law, covenants not to sue for, any and all claims, actions, causes of action, debts and disputes of any and every kind or character, whether known or unknown, determined or undetermined, arising, or based upon facts occurring, at any time from the beginning of Employee’s employment with the Bank through and including the date of Employee’s execution of this Agreement. This general release shall include, but is not limited to, any claims arising out of Employee’s employment with the Bank or the termination thereof under federal, state, or local laws governing employment, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family Medical Leave Act, the Age Discrimination in Employment Act of 1967, and any other federal, state, or local statute, rule, ordinance, or regulation, and any and all other claims arising under any employee handbook, policy manual or any documents outlining terms and conditions of Employee’s employment, as well as any and all claims in tort or contract. In consideration of additional benefits provided for herein to which Employee is not otherwise entitled, Employee voluntarily releases and waives any and all claims arising under the Age Discrimination in Employment Act of 1967. Nothing herein shall prohibit Employee from cooperating or participating in any charge or investigation by an agency responsible for enforcement of employment discrimination statutes, though

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Employee hereby waives any right to receive damages, payment of attorneys’ fees, or any other amount in connection with any such charge or investigation.

5. No Other Claims. Employee represents that Employee has not filed, nor assigned to others the right to file, nor are there currently pending, any complaints, charges or lawsuits against the Bank with any governmental agency or any court, and, except to the extent that such covenant is prohibited by applicable law, that Employee will not file, nor assign to others the right to file, or make any further claims against the Bank at any time for actions or omissions covered by the release in Paragraph 4 above.

6. Consulting Arrangement. Employee shall be available to provide consulting services on an independent contractor basis at the Bank’s request at reasonable times and places during the time between the Termination Date and May 31, 2007. Such services may include providing advice and services specified by the Bank in its discretion. In return for such availability and services, the Bank shall pay to Employee Thirty Thousand Dollars ($30,000.00) in each of February, March, April and May of 2007, so long as Employee cooperates in the provision of such services and does not violate any restrictive covenant. As payments for independent contractor services, such payments shall be reported on an IRS Form 1099 to the extent allowed by law. Employee acknowledges and agrees that the Bank shall not be responsible for withholding or paying any taxes on the consulting fee amounts and that Employee shall be responsible for paying all taxes owed on such amounts.

7. Return of Information and Other Property. On the Termination Date, Employee shall return to the Bank all Bank documents (and all copies thereof) and other Bank property in Employee’s possession at any time, including, but not limited to, Bank files, notes, drawings, records, business plans and forecasts, financial information, specifications, all product

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specifications, customer identity information, financing information, loan information, product development information, source code information, object code information, tangible property (including, but not limited to, computers), intellectual property, credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody trade secrets or confidential information of the Bank (and all reproductions thereof). Employee shall not retain or provide to anyone else any copies, summaries, abstracts, descriptions, compilations or other representations of such information or things or their contents. The Bank may withhold payment of any severance amounts subject to the return of all such information and property. By executing this Agreement, Employee warrants and agrees that he already has returned all such information and material to the Bank.

8. Non-Admission of Liability or Wrongful Conduct. This Agreement shall not be construed as evidence or an admission by the parties hereto of any liability or acts of wrongdoing, nor shall it be considered to be evidence of such liability or wrongdoing.

9. Voluntary and Informed Consent. Employee acknowledges that these terms are the result of negotiations between the parties, and that Employee has been, and hereby is, advised in writing to consult with an attorney prior to executing this Agreement and has had the opportunity to do so, and has a twenty-one (21) day period to review this Agreement. The parties agree, however, that any changes to the terms or conditions of this Agreement (whether material or immaterial) shall not restart the running of the 21-day period. Employee acknowledges that Employee is of sound mind and mental capacity, is capable of reading and understanding the terms of this Agreement and that Employee enters into this Agreement voluntarily, under no compulsion or coercion, and with full knowledge and understanding of its terms and consequences. Employee understands that Employee may choose to enter into this

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Agreement prior to the end of the 21-day period, and acknowledges that the Bank has not offered any inducement to sign the Agreement before the close of the period or made any threat to withdraw the benefits of the Agreement if it is not signed before the close of the 21-day period. Employee also acknowledges the right to revoke a waiver of claims pursuant to the Age Discrimination in Employment Act of 1967 within seven (7) days after Employee’s execution of this Agreement. Employee acknowledges that in the event of revocation, the Bank will have no obligations under this Agreement.

10. Revocation. For a period of seven (7) days following the execution of this Agreement, Employee may revoke this Agreement by delivering written notice of revocation to Cathy C. Adams, Senior Vice President, Director of Human Resources, 1475 Peachtree Street, N. E. Atlanta, Georgia, 30309, for receipt on or before the seventh day. This Agreement shall not become effective or enforceable until the seven-day revocation period has expired. The Agreement may not be revoked after that time. Employee also agrees that if he ever attempts to rescind, revoke or annul this Agreement or the General Release and Waiver of Claims contained in Paragraph 4 above, after the seven-day revocation period or if he attempts at any time to make, assert or prosecute any claim(s) covered by the General Release and Waiver of Claims contained in Paragraph 4 above, other than solely a claim under the ADEA, he will first return to the Bank any all payments already received by him under this Agreement, plus interest at the highest legal rate, and he will pay the Bank’s attorney’s fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, rescission or annulment.

11. Non-disparagement. Employee acknowledges and agrees that, as a material condition of this Agreement, Employee will not contact any of the Bank’s employees regarding the circumstances of Employee’s separation from the Bank. Furthermore, Employee agrees not

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to make any oral or written statements or take any other actions which disparage or criticize the Bank’s management or practices, officers, directors or employees, or which damage the Bank’s good reputation, or which impair the Bank’s normal operations.

12. Confidentiality. Unless required to divulge these matters by legal process, Employee agrees not to disclose the terms of this Agreement to anyone other than immediate family members and financial and legal advisors who have a need to know in order to provide services to Employee, and then, in each instance, only if such family member or other person agrees to treat this Agreement as confidential.

13. Agreement to Cooperate. Employee further covenants and agrees that Employee shall cooperate with the Bank in any pending or future matters, including without limitation any litigation, investigation, or other dispute, in which Employee, by virtue of Employee’s prior employment with the Bank, has relevant knowledge or information; provided that the Bank will compensate Employee at the rate of $125.00 per hour for time expended and documented by Employee at the Bank’s request, and reimburse Employee for reasonable expenses actually and necessarily incurred and approved by the Bank, in connection with such cooperation.

14. Neutral Reference. Unless otherwise authorized in writing by Employee, the Bank agrees that in the event that it receives an inquiry concerning Employee’s employment directed to a person with responsibility for responding to requests for employee references, it will verify only Employee’s job title and dates of employment.

15. Complete Agreement. This Agreement contains the full and complete agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings except any covenants made by Employee to maintain the confidentiality of information or to refrain from competing or soliciting employees or Bank

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customers, which covenants shall continue according to their terms, whether oral or written. The parties agree that this Agreement may not be modified except by a written document signed by both parties expressly stating that it is intended to amend this Agreement.

16. Choice of Law. This Agreement shall be interpreted and applied under the laws of the State of Georgia, and is binding upon the parties hereto, their officers, managers, heirs, successors, personal representatives, and assigns.

17. Severability Provision. Should any provision of this Agreement other than the General Release and Waiver of Claims in Paragraph 4 above be declared or determined by any court or other tribunal of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the illegal, invalid or unenforceable part, term or provision shall be deemed not to be part of this Agreement and the remaining parts, terms or provisions shall remain in effect. If the General Release and Waiver of Claims in Paragraph 4 above is declared or determined by any court or other tribunal to be wholly or partially illegal, invalid, or unenforceable, the remainder of the Agreement shall be void from its inception and Employee shall return to Bank any and all payments made by the Bank to him or on his behalf.

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IN WITNESS WHEREOF, Raymond R. Christman has hereunto set Employee’s hand and seal, and the Bank has executed this Agreement by its duly authorized undersigned officers:

WITNESS:		DATE

/s/ Raymond R. Christman		DATE:	February 19, 2007
EMPLOYEE

FEDERAL HOME LOAN BANK OF ATLANTA

By:	/s/ Cathy C. Adams	DATE:	February 20, 2007
Name/Title: Cathy C. Adams, SVP, Human Resources

By:	/s M. Bryan Delong	DATE:	February 20, 2007
Name/Title: M. Bryan Delong, FVP, Human Resources

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WAIVER OF 21-DAY CONSIDERATION PERIOD

If Employee accepts this Agreement sooner than twenty-one (21) days following its receipt by Employee, the Employee, as evidenced by Employee’s signature below, knowingly and voluntarily waives Employee’s right to consider the Agreement for twenty-one (21) days and accepts such lesser time as Employee utilized. Employee promises and guarantees that Employee’s waiver of the full twenty-one (21) day period was not induced by any fraud, misrepresentation, or a threat to withdraw or alter this Agreement prior to the expiration of the twenty-one (21) day period by the Bank.

Date: February 19, 2007	/s/ Raymond R. Christman
Raymond R. Christman

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